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                                                                   EXHIBIT 10.23

                              CONSULTING AGREEMENT


         This Amended and Restated Agreement (the "Agreement"), dated as of August 26, 1996, is entered into by and between Complete Wellness Corporation, a Delaware Corporation (the "Company"), and J.E.M., Inc., a Delaware Corporation ("JEM").

                                   WITNESSETH

         WHEREAS, the Company desires to engage JEM to provide consulting services.

         WHEREAS, JEM shall employ Eric S. Kaplan, D. C., an employee for the purposes of this Agreement; and

         WHEREAS, JEM desires to employ Eric S. Kaplan, D.C. and provide the aforescribed services, subject to the terms hereof.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, company, and JEM agree as follows:

         1. ENGAGEMENT. Company hereby engages and retains JEM as follows:

             (a) the integration and recruitment of chiropractic clinic with medical professionals and services("Integration"),

             (b) the development of medical clinics that integrate traditional medical professionals with alternative providers including chiropractic ("Integrated Medical Centers"),

             (c) the development of ancillary services to be offered at the Integrated Medical Center.

Consultant shall report to the president and chief operating officer, subject in all events to the control and supervision of the Board of Directors. Consultant shall provide that Eric S. Kaplan, D.C., devote his time and efforts on a substantially full time basis to the business and affairs of the Company. It is understood by Consultant and Company that Consultant shall be primarily located in Florida, but shall be available for travel to the Company's office, field operations, and developmental projects as needed. Such travel shall not exceed three (3) working days per week. It is also understood by Consultant and Company that Eric S. Kaplan, D.C., shall attend the Harvard Executive Training Program during the months of September and October 1998 and shall be available to the Company only on weekends during such period.

         2. TERM. The term of the Agreement shall commence, on August 26, 1996, and shall terminate on July 31, 1999, unless sooner terminated in accordance with the terms hereof, or unless extended by a written agreement between the Company and JEM.

The Agreement may be terminated prior to the end of its term for any of the following reasons:

             (a) a written agreement between JEM and Company;

             (b) the death or adjudicated mental incompetency or disability of Eric S. Kaplan, D.C. for a period of ninety (90) consecutive days;

             (c) by the Company for Cause, where "Cause" shall mean (i) a violation by JEM of any material provision of this Agreement, where such violation by JEM of any material provision of this Agreement, where such violation is not remedied by JEM within thirty (30) days of written notice from the Company or (ii) Eric S. Kaplan, D.C.'s conviction of a felony.
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             (d) in the event the Company does not close its initial public offering on or before February 28, 1997.

         3. COMPENSATION, EXPENSES, ETC. In consideration of performance of the services and activities hereby, the Company shall pay Consultant compensation as follows:

             (a) an initial fee four thousand dollars ($4,000) per month, payable semimonthly, in arrears until such time as the Company closes its initial public offering. At such time, the base salary shall be increased to one hundred twenty thousand dollars ($120,000) per annum, payable semimonthly, in arrears,

             (b) consultant shall receive a performance bonus (the "Bonus") equal to twenty percent (20%) of the Company's Bonus Fund in accordance with the Company's 1996 Bonus Plan. For purposes of this Section 3, the "Bonus Fund" shall be equal to ten percent (10%) of the Company's pre-tax income (determined in accordance with generally accepted accounting principles by the Company's auditors) within ninety (90) days after the fiscal year (which is December 31), up to a maximum aggregate bonus fund of five million dollars ($5,000,000) and payable on the same basis as other executives of the Company subject to the Bonus Fund,

             (c) after the initial public offering is closed, the Consultant shall receive an automobile allowance of five hundred dollars ($500) per month,

             (d) after the initial public offering is closed, the Company will allow the Consultant four (4) weeks of compensated vacation which shall vest ratably throughout the year,

             (e) after the initial public offering is closed, the Company shall provide the Consultant with an office and secretarial services comparable to those of its other executive employees,

             (f) upon termination of this Agreement pursuant to sections 2a or 2b and upon the close of the initial public offering, Consultant shall receive a severance payment equal to twelve (12) times the Consultant's monthly compensation pursuant to section 3a for the month prior to termination. Such severance shall be payable in twelve (12) monthly installments, beginning in the second calendar month following the month in which termination occurs,

         4. STOCK OPTIONS. Consultant's grant of stock option pursuant to the Agreement dated September , 1995 will be reduced to one hundred forty thousand (140,000) options ("Options"), giving the consultant the right to purchase one hundred forty thousand (140,000) shares of the Company's common stock at an exercise price of $.01 per share under the Company's 1994 Stock Option Plan. The options will be evidenced by a stock option agreement and will vest with respect to 30,000 options on August 1, 1996 30,000 options on August 1, 1997, 30,000 options on August 1, 1998, and 30,000 options on July 31, 1999 and shall be exercisable for a period of five years from August 1, 1996.

However, in the event the Agreement is terminated pursuant to section 2,a,b, or c, such options shall be exercisable for a period of three (3) months from the date of termination if they vested prior to termination.

         5. REIMBURSEMENT OF EXPENSES. The Company shall reimburse JEM for any documented out of pocket expenses incurred in connection with the duties and responsibilities described herein, subject to Company's policy with respect to such expenses, and which are considered reasonable and customary in the fulfillment of the duties described herein.

         6. INDEPENDENT CONTRACTOR. The parties hereto presently believe and intend that JEM shall be classified, for tax purposes, as an independent contractor. Accordingly, JEM shall be responsible for all state and federal taxes incurred in connection with income received for services rendered under this Agreement. The Company shall not be responsible for any withholding of or contribution to such taxes.

         7.      COVENANT NOT TO COMPETE.

             (a) JEM covenants and agrees that during the term of this Agreement and in the event of the Company's close of its initial public offering, for a period of one (1) year thereafter, JEM shall not, directly or indirectly:
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                          1. operate or own any interest in any business which
has significant (viewed in relation to the business of the Company) activities relating to the acquisition, ownership, management of, or consultation regarding chiropractic and medical care, rehabilitation, physical therapy, occupational therapy, acupuncture, and/or diagnostic facilities (individually or collectively the "Clinic") other than affiliates of the Company or up to five percent (5%) of the equity securities of a publicly traded company.

                          2. compete with the Company or its subsidiaries or
affiliates in the operation or development of any Clinic within the forty-eight
(48) contiguous states of the United States of America.

                          3.  be employed by or consult with any business which
owns, manages, operates, or engages in the consulting business regarding Clinics if JEM's employment duties or consultation (other than insignificant or non-competitive activities) involves Clinic operations.

                          4. solicit or attempt to solicit any employee of the
Company, or commit an act the primary purpose of which is to induce any employee of the Company or any of its affiliates to leave the Company's employ, or significantly interfere with, disrupt or attempt to disrupt any past, present, or prospective relationship, contractual or otherwise, relating to the Company's business activities between the Company and its prospects, customers and suppliers.

Nothing in this subsection (a) will preclude JEM from continuing to provide management services to chiropractic practices in which JEM had a financial, contractual or developmental interest prior to the execution of this Agreement or to which the Company otherwise agrees to in writing.

             (b) The parties hereto consider the restrictions contained in
Section 6 to be reasonable. If, however, such restrictions are found by any court having jurisdiction to be unreasonable because they are (or any of them is) too broad, then such restriction or restrictions shall nonetheless remain effective, but shall be considered amended as to protection of business, time, or geographic area in whatever manner is considered reasonable by that court and, as so amended, shall be enforced.

             (c) The provisions of this section, in the event of the Company's completion of its initial public offer, shall survive the termination, for any reason, of this Agreement and shall be separately enforceable.

         7. DISCLOSURE OF CONFIDENTIAL INFORMATION. JEM recognizes and acknowledges that JEM's duties hereunder shall require JEM to have knowledge of matters unique to the Company, including trade secrets as to processes, pricing and other matters, and lists of the Company's prospects, customers and suppliers. JEM acknowledges that such information, processes and lists are valuable, special and unique assets of the Company's business. Accordingly, Consultant shall not, during the term of this agreement, and for a period of one (1) year thereafter, disclose any such information, processes, or lists to any reason or purpose whatsoever, except for the Company's benefit as determined in accordance with normal corporate processes. JEM agrees not to disclose the existence or nature of this Agreement to any third party without the written approval of the Company. The provisions of this Section 9 shall survive the termination, for any reason, of this Agreement and shall be separately enforceable.

         8. REPRESENTATION AND WARRANTY. JEM hereby represents and warrants to Company that JEM has the right to enter into and perform this Agreement will not violate or constitute a breach of any other agreement or obligation to which JEM may be a party or otherwise bound. To the fullest extent permitted by law, JEM agrees to indemnify and hold harmless Company form and against all damages, losses, costs, and expenses (including reasonable attorneys' fees and expenses) that may be incurred by the Company by reason of any violation or breach of this Section 8.

         9. AMENDMENT. This Agreement may be amended only by the written agreement of Company and JEM.

         10. ASSIGNMENT. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company. JEM, may not, however, assign or otherwise delegate the duties and obligations required hereunder.
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         11.     GOVERNING LAW.  This Agreement shall be governed by and
construed in accordance  with the laws of the state.

         12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original , but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signature of the parties reflected hereon as signatories.

         13. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or written, between the parties hereto relating to the subject matter hereof.

         13. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, receipt requested, postage prepaid, addressed to Company or to JEM, as the case may be, at the addresses listed below, or at such other addresses as either party may designate to the other in accordance with this
Section 16.

         If to Company:
                          Complete Wellness Centers, Inc.
                          725 Independence Ave.,  SE
                          Washington, D.C.  20003
                          attn: President

         If to JEM:
                          J.E.M., Inc.
                          attn: President
                          4727 Marlwood Lane
                          North Palm Beach, FL 33418

         15. PRONOUNS. Whenever the context may require, any pronouns used in this agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural and vice versa.

         16. THIRD PARTY BENEFICIARIES. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party who is not a signatory to this Agreement.

         17.     MISCELANEOUS.

             (a) No delay or omission by the Company or JEM in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or JEM on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

             (b) The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of this Agreement.
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                               *       *       *

IN WITNESS WHEREOF, Company and JEM have executed this instrument, or caused its execution by a duly authorized officer, as of the day and year first above written.




COMPLETE WELLNESS CENTERS, INC.

By:
   --------------------------
Name: E. Eugene Sharer
Title: President
("Company")




J.E.M., INC.


By:
   --------------------------
Name: Bonnie Kaplan
Title:
      -----------------------
(J.E.M.)